EXHIBIT 10.4

                                   GUARANTY

                    THIS GUARANTY (this "Agreement"), dated as of September 24, 1996, is entered into by Mafco Holdings Inc., a Delaware corporation ("Mafco"), in favor of The News Corporation Limited, a South Australia corporation (ACN 007 910 330) ("News Corp."), and Fox Television Stations, Inc., a Delaware corporation ("Fox" and, together with News Corp., the "Guaranteed Parties").

                    WHEREAS, NWCG (Parent) Holdings Corporation, a Delaware corporation and an affiliate of Mafco ("NWCGP"), is entering into the Stock Purchase Agreement, dated as of the date hereof, among NWCGP, News Corp. and Fox (the "Stock Purchase Agreement").

                    WHEREAS, NWCGP and NWCG Holdings Corporation, a Delaware corporation and a wholly owned subsidiary of NWCGP ("NWCG Holdings"), are entering into the Voting Agreement, dated as of the date hereof, with Fox (the "Voting Agreement").

                    WHEREAS, Four Star Holdings Corporation, a
          Delaware corporation and an affiliate of Mafco ("Four Star"), is entering into the Assignment and Assumption Agreement, dated as of the date hereof, with Fox (the "Assignment Agreement").

                    WHEREAS, 1440 Sepulveda Limited Partnership, a California limited partnership and an affiliate of Mafco ("1440"), is entering into the Purchase and Sale Agreement, dated as of the date hereof, with Fox (the "Real Estate Agreement" and, together with the Stock Purchase Agreement, the Voting Agreement and the Assignment Agreement, the "Guaranteed Agreements").

                    WHEREAS, it is a condition precedent to the willingness of the Guaranteed Parties to enter into the Guaranteed Agreements that Mafco shall have executed this Guaranty.

                    WHEREAS, Mafco will receive value and obtain benefits in exchange for delivering this Guaranty of certain of the obligations of NWCGP, NWCG Holdings, Four Star and 1440 (together, the "Obligors") under the Guaranteed Agreements, the receipt of which value and benefits are hereby acknowledged, and Mafco accordingly desires to enter into this Guaranty in order to satisfy the condition precedent set forth in the foregoing paragraph.

                    NOW, THEREFORE, in consideration of the
          premises and other good and valuable consideration, the receipt of which is hereby acknowledged, Mafco hereby agrees as follows:

                    1.   Guaranty.  (a) Mafco hereby, to the
          fullest extent permitted by law, unconditionally, absolutely, continuingly and irrevocably guarantees to the Guaranteed Parties and any other persons entitled to indemnification pursuant to the Guaranteed Agreements (the "Indemnified Persons") (i) the punctual payment when due of all amounts, costs, expenses, liabilities and obligations of every nature of the respective Obligors from time to time owed or payable to the Guaranteed Parties and any other Indemnified Persons as a result of the Guaranteed Obligations (as defined below), and in the event the Obligors shall fail in any manner whatsoever to pay, when required, any of such payment obligations, then Mafco will pay, or cause to be duly and punctually paid, such payment obligations of the Obligors thereunder, and
          (ii) the punctual performance of all of the Guaranteed Obligations and agrees that if for any reason whatsoever the Obligors shall, in any manner, fail or be unable to duly, punctually and fully perform any such obligation under the Guaranteed Obligations, Mafco shall forthwith perform each and every such obligation, or cause each such obligation to be performed, all without regard to any exercise or non-exercise by the Guaranteed Parties or any other Indemnified Person of any right, remedy, power or privilege under or in respect of this Agreement or the Guaranteed Agreements.

                    (b)  For purposes of this Agreement,
          "Guaranteed Obligations" shall mean:

                    (i)       the indemnification obligations of
               NWCGP pursuant to Sections 8.2(a) and 8.2(c) of the Stock Purchase Agreement and the obligations of NWCGP pursuant to Section 5.10 of the Stock Purchase Agreement;

                    (ii)      the obligations of NWCGP and NWCG
               Holdings under the Voting Agreement;

                    (iii)     the indemnification obligations of
               Holdings pursuant to Section 7(a) of the Assignment
               Agreement; and

                    (iv)      the obligations of 1440 under the
               Real Estate Agreement.

                    2. Obligations Absolute. Mafco agrees that its obligations under this Agreement will be paid and performed strictly in accordance with the terms of this Agreement, regardless of any misrepresentation, irregularity or other defect in this Agreement or any Guaranteed Agreement, or the invalidity or unenforceability hereof or thereof. The obligations of Mafco under this Agreement constitute a present and continuing guaranty of payment and not of collection, shall be, to the fullest extent permitted by applicable law, absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim Mafco may have against the Obligors, the Guaranteed Parties or any other Indemnified Persons, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any thing, event, happening, matter, circumstance or condition whatsoever (whether or not Mafco shall have any knowledge or notice thereof or consent thereto). The liability of Mafco under this Agreement shall be absolute, unconditional, present and continuing until all of the Guaranteed Obligations have been indefeasibly paid in full or performed, as applicable, irrespective of:

                    (a)  any attempt to collect from the Obligors;

                    (b) any lack of validity or enforceability of this Agreement or any Guaranteed Agreement, or any provision hereof or thereof, or any other agreement or instrument relating hereto or thereto or any assignment or transfer of any of the foregoing or any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law or otherwise, of the exercise or non-exercise of any right, power, privilege or remedy under or with respect to the foregoing;

                    (c) any amendment, waiver, renewal, extension or release of, or any consent to departure from or other action or inaction with respect to, any Guaranteed Agreement or any other agreement or instrument relating hereto or thereto;

                    (d)  any new conveyance of, or any exchange,
               release or non-perfection of, any collateral or security interest, acceptance by the Guaranteed Parties or any other Indemnified Person of partial payment from the Obligors, or any release or amendment or waiver of or consent to departure from any other guaranty or security, for all or any of the Guaranteed Obligations;

                    (e)  any merger or consolidation of Mafco or
               the Obligors into or with any other person, or any other change in Mafco or the Obligors whatsoever, or any sale, lease or transfer of any or all of the assets of Mafco or the Obligors to any other person;

                    (f) any absence of any notice to, or knowledge by, Mafco of the existence or occurrence of any of the matters or events set forth in the foregoing clauses (a) through (e), above;

                    (g) any sale, transfer or other disposition by Mafco, directly or indirectly, of any stock of the Obligors;

                    (h)  any bankruptcy, insolvency,
               reorganization, arrangement, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Obligors, or any action taken with respect to this Agreement or any of the Guaranteed Agreements by any trustee or receiver, or by any court, in any such proceeding, whether or not Mafco shall have notice or knowledge of any of the foregoing; or

                    (i) any other happening, event or circumstance which might otherwise constitute a defense available to, or a discharge of, the obligations of Mafco hereunder;

          provided, however, that anything to the contrary contained herein notwithstanding, Mafco shall not be deemed to have waived any claims that Mafco may have against a Guaranteed Party as a result of any breach by such Guaranteed Party of its obligations under the Guaranteed Agreements, it being understood that this proviso shall not create any right of offset with respect to any such claim.

                    3. Waiver. Mafco hereby waives promptness, diligence, all set-offs, counterclaims, presentments, protests and notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and with respect to this Agreement and any requirement of the Guarantied Parties or any other Indemnified Persons to protect, secure, perfect or insure any security interest or lien or any property subject hereto or exhaust any right or take any action against the Obligors or any other person or entity or any collateral. No single or partial exercise of any right hereunder shall preclude any other or further exercise thereof or the exercise of any other right. To the fullest extent permitted by law, Mafco waives all principles or provisions of law (statutory or otherwise), regulation or order now or hereafter in effect in any jurisdiction which are or might be in conflict with the terms of this Agreement or affecting any rights of any of the Guaranteed Parties or any other Indemnified Person hereunder and any legal or equitable discharge of Mafco's obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Mafco will receive substantial direct and indirect benefits from the arrangements contemplated by this Agreement and the 0Guaranteed Agreements, and the waivers set forth in this Agreement are knowingly made in contemplation of such benefits. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                    4. Subrogation Waiver. Mafco agrees that it shall not have any rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification, or other rights of payment or recovery from the Obligors for any payments made or obligations performed by Mafco hereunder, under any other agreement or otherwise, and Mafco hereby irrevocably waives and releases, absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire with respect to any such payments made or obligations performed until such payment or obligation owed to any Guaranteed Party or any other Indemnified Person is irrevocably discharged or defeased.

                    5. Reinstatement. The obligations of Mafco under this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment or performance of any of the Guaranteed Obligations is rescinded, annulled or must otherwise be returned by the Obligors, upon the insolvency, bankruptcy or reorganization of the Obligors or otherwise, all as though such payment had not been made or performance had not occurred, as applicable.

                    6.   Representations and Warranties of Mafco.
          Mafco represents and warrants as follows:

                    6.1       Organization and Qualifications.
          Mafco is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so incorporated, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of Mafco and its Subsidiaries, taken as a whole (a "Mafco Material Adverse Effect"). For purposes of this Agreement, a "Subsidiary" of any person means (A) a corporation in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination, has either (i) a majority ownership interest or (ii) the power, under ordinary circumstances, to elect, or to direct the election of, a majority of the board of directors of such corporation or (B) a partnership in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person (i) is, at the date of determination, a general partner of such partnership, or (ii) has a majority ownership interest in such partnership or the right to elect, or to direct the election of, a majority of the governing body of such partnership, or (C) any other person (other than a corporation or a partnership) in which such person, a subsidiary of such person, or such person and one or more subsidiaries of such person has either (i) at least a majority ownership interest or
          (ii) the power to elect, or to direct the election of, a majority of the directors or other governing body of such person, provided, the term "Subsidiary" shall not include New World Communications Group Incorporated or any of its Subsidiaries.

                    6.2       Authority Relative to This Agreement.

                    (a)  Mafco has all necessary corporate power
          and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                    (b)  The execution and delivery of this
          Agreement by Mafco and the performance by Mafco of its obligations hereunder have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Mafco are necessary to authorize this Agreement or to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Mafco and constitutes the legal, valid and binding obligation of Mafco, enforceable against Mafco in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject and except that rights to indemnity under the Guaranteed Agreements may be subject to Federal or state securities laws or the policies underlying such laws.

                    6.3  No Conflict; Required Filings and
          Consents.

                    (a)       The execution and delivery of this
          Agreement by Mafco do not, and the performance of its obligations hereunder will not, (i) conflict with or violate the certificate of incorporation or bylaws of Mafco, (ii) subject to making the filings and obtaining the approvals identified in Section 6.3(b), conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Mafco, or by which any property or asset of Mafco is bound or affected, or (iii) subject to making the filings and obtaining the approvals identified in Section 6.3(b) and to Section A.2 of the Seller Disclosure Letter (as defined in the Stock Purchase Agreement), conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss or modification in a manner materially adverse to Mafco of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever on any property or asset of Mafco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Mafco is a party or by which Mafco or any property or asset of Mafco is bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay in any material respect performance by Mafco of its obligations hereunder, or otherwise, individually or in the aggregate, prevent Mafco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Mafco Material Adverse Effect.

                    (b)  The execution and delivery of this
          Agreement by Mafco and the performance of its obligations under this Agreement and the consummation of its obligations will not require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality, whether domestic or foreign, except (i) for (A) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, and
          (B) the approval of the transactions contemplated by the Guaranteed Agreements by the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended, and the rules and regulations of the FCC promulgated thereunder, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect consummation of its obligations under this Agreement or otherwise prevent Mafco from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Mafco Material Adverse Effect.

                    6.4 Litigation. There are no claims, suits, actions or proceedings pending or, to Mafco's knowledge, threatened or contemplated, nor are there any investigations or reviews by any federal, state or local governmental or regulatory agency, authority or commission or instrumentality pending or, to Mafco's knowledge, threatened or contemplated, against, relating to or affecting Mafco or any of its Subsidiaries, which could reasonably be expected to have, individually or in the aggregate, a Mafco Material Adverse Effect, or to prohibit or materially restrict the performance of its obligations hereunder, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against Mafco having, or which, insofar as can be reasonably foreseen, in the future is likely to have, any such Mafco Material Adverse Effect.

                    7.   Miscellaneous.

                    7.1  Notices.  All notices and other
          communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

               To Mafco:

                    Mafco Holdings Inc.
                    35 East 62nd Street
                    New York, New York 10021
                    Facsimile: (212) 572-5056
                    Attn:  Barry F. Schwartz

               with a copy (which shall not constitute notice) to:

                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue
                    Los Angeles, CA  90071
                    Facsimile:  (213) 687-5600
                    Attn:  Thomas C. Janson, Jr.

               To a Guaranteed Party, at the address set forth in the Guaranteed Agreement to which such notice relates, with a copy (which shall not constitute notice) to the notice parties for such Guaranteed Party set forth in such agreement.

                    7.2  Governing Law.  THIS AGREEMENT SHALL BE
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN TO THE EXTENT REQUIRED BY THE DELAWARE GENERAL CORPORATION LAW), WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Mafco and the Guaranteed Parties acknowledge that the negotiation of this Agreement occurred in New York, New York and irrevocably agree that any legal suit, action or proceeding brought by a Guaranteed Party hereto arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any United States Federal or New York State court in the Borough of Manhattan, The City of New York, New York (the "Courts"), waive any objection which it may now or hereafter have to the laying of venue of any such proceedings, submit to the exclusive jurisdiction of such Courts in any such suit, action or proceeding and agree not to commence any such suit, action or proceeding except in such Courts.

                    7.3 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                    7.4 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

                    7.5  Severability.  Any term or provision of
          this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                    7.6 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                    7.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of Mafco, the Guaranteed Parties and any other Indemnified Person and their respective estates, heirs, successors and permitted assigns; provided, however, that Mafco shall remain responsible for all of its obligations under this Agreement notwithstanding any assignment, delegation or other transfer any of its obligations hereunder.

                    7.8  Entire Agreement.  This Agreement
          constitutes the entire agreement, supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.


                    IN WITNESS WHEREOF, this Agreement has been signed on behalf of Mafco as of the date first above written.

                                        MAFCO HOLDINGS INC.

                                        By:  /s/ Glenn P. Dickes
                                                Glenn P. Dickes
                                                Senior Vice President